Exhibit 99.1

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Financial Statements

and

Independent Auditors' Report

December 31, 2014

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Table of Contents

INDEPENDENT AUDITORS' REPORT

To the Stockholder

The Joint San Gabriel Valley Group, Inc.

Whittier, California

We have audited the accompanying financial statements of The Joint San Gabriel Valley Group, Inc., which are comprised of the balance sheet as of December 31, 2014, and the related statements of operations, changes in stockholder's equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

To the Stockholder

The Joint San Gabriel Valley Group, Inc.

Page Two

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Joint San Gabriel Valley Group, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

EMPHASIS OF OTHER MATTERS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the financial statements, the Company sold substantially all of its assets subsequent to year end, has suffered recurring losses from operations, and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EKS&H LLLP

May 15, 2015

Denver, Colorado

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Balance Sheet

December 31, 2014

Assets

Current assets
Cash	$40,586
Accounts receivable	1,035
Prepaid expenses	12,625
Total current assets	54,246
Non-current assets
Property and equipment, net	260,094
Franchise fees, net	200,583
Deposits	8,688
Total non-current assets	469,365
Total assets	$523,611

Liabilities and Stockholder's Equity (Deficit)

Current liabilities
Accounts payable and accrued expenses	$89,754
Advances from stockholder	650,000
Deferred rent, current portion	10,403
Total current liabilities	750,157
Non-current liabilities
Deferred rent, less current portion	39,564
Total liabilities	789,721
Commitments and contingencies
Stockholder's equity (deficit)
Common stock, no par value, 1,000,000 shares authorized, 460,000 shares issued and outstanding	460,000
Accumulated deficit	(726,110)
Total stockholder's equity (deficit)	(266,110)
Total liabilities and stockholder's equity (deficit)	$523,611

See notes to financial statements.

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Statement of Operations

For the Year Ended December 31, 2014

Revenues
Management fees	$55,030
Expenses
General and administrative	445,643
Selling and marketing	25,305
Depreciation and amortization	83,799
Total expenses	554,747
Net loss	$(499,717)

See notes to financial statements.

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Statement of Changes in Stockholder's Equity (Deficit)

For the Year Ended December 31, 2014

				Total
	Common Stock		Accumulated	Stockholder's
	Shares	Amount	Deficit	Equity (Deficit)
Balance - December 31, 2013	460,000	$460,000	$(226,393)	$233,607
Net loss	-	-	(499,717)	(499,717)
Balance - December 31, 2014	460,000	$460,000	$(726,110)	$(266,110)

See notes to financial statements.

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Statement of Cash Flows

For the Year Ended December 31, 2014

Cash flows from operating activities
Net loss	$(499,717)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	83,799
Changes in operating assets and liabilities
Accounts receivable	(493)
Prepaid expenses	(11,706)
Accounts payable and accrued expenses	92,701
Deferred rent	36,816
Deposits	(2,607)
198,510
Net cash used in operating activities	(301,207)
Cash flows from investing activities
Purchase of property and equipment	(221,466)
Net cash used in investing activities	(221,466)
Cash flows from financing activities
Advances from stockholder	500,000
Net cash provided by financing activities	500,000
Net decrease in cash	(22,673)
Cash - beginning of year	63,259
Cash - end of year	$40,586

See notes to financial statements.

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

The Joint San Gabriel Valley Group, Inc. (the "Company") was formed in February 2012 for the purpose of owning and operating franchises for The Joint Corp. ("The Joint"), a franchisor that specializes in providing affordable, convenient, and accessible chiropractic care through licensed chiropractic professionals.

In 2012, the Company purchased the franchise rights to own and operate ten franchises in California. In the state of California, a chiropractor must be part of a professional services corporation ("PC") in order to provide chiropractic services. The Company has entered into three management agreements with PCs to manage the respective PCs. The remaining seven units are not developed or in operation.

On March 6, 2015, the Company entered into an agreement with The Joint in which it sold substantially all of the assets of two developed franchises and terminated its franchise rights under nine of the Company's ten franchise agreements for $300,000. The Company retained its right to own and operate one operating franchise.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. The Company had no cash equivalents as of December 31, 2014.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to seven years, and the shorter of the estimated useful life or related lease terms for leasehold improvements.

Franchise Fees

For each franchise purchased by the Company, a fee of $29,000 is paid to The Joint. The fees are amortized over a period of 10 years, which is the term of the franchise agreement.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the estimated undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. No impairments of long-lived assets were recorded for the year ended December 31, 2014.

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company derives its revenue in the form of fees from the performance of management, organizational, and administrative services. Based on agreements with the PCs, the Company earns a monthly fee from each PC. Each of the PCs are in the initial stage of business development and have not generated enough revenue to cover the monthly fees outlined in the agreement. Since the collectibility of the full management fee is uncertain, revenue has only been recognized to the extent of fees expected to be collected from the PC.

Royalties and Advertising Fees

Pursuant to the franchise agreements, the Company is required to pay royalties and advertising fees based on a percentage of sales, including 6% for royalties and 1% for advertising fees.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2014 was $24,768.

Income Taxes

The Company has elected to be treated as an S corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the stockholder, and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company applies a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the Company's stockholder rather than on the Company. Accordingly, there would be no effect on the Company's financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company has evaluated all subsequent events through the auditors' report date, which is the date the financial statements were available for issuance. Except as disclosed in Note 1, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

Deferred Rent Obligation

The Company has entered into operating lease agreements for its corporate office and warehouses, some of which contain provisions for future rent increases or periods in which rent payments are reduced. The Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent obligation, which is reflected as a separate line item in the accompanying balance sheet.

Note 2 - Going Concern

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business.

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations, and as of December 31, 2014, the Company's total liabilities exceeded its total assets by approximately $260,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Balance Sheet Disclosures

Property and equipment are summarized as follows at December 31, 2014:

Leasehold improvements	$254,104
Furniture and fixtures	59,536
Office equipment	25,580
339,220
Less accumulated depreciation and amortization	(79,126)
$260,094

Depreciation expense for the year ended December 31, 2014 was $54,799.

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Notes to Financial Statements

Note 3 - Balance Sheet Disclosures (continued)

Franchise fees consist of the following at December 31, 2014:

Franchisee	$290,000
Less accumulated amortization	(89,417)
$200,583

Amortization expense for the year ended December 31, 2014 was $29,000. Future amortization expense is as follows:

Year Ending December 31,
2015	$29,000
2016	29,000
2017	29,000
2018	29,000
2019	29,000
Thereafter	55,583
$200,583

Note 4 - Advances from Stockholder

The Company has outstanding amounts due to its stockholder. The advances are non-interest bearing and are due on demand.

Note 5 - Commitments and Contingencies

Operating Leases

The Company leases facilities under non-cancelable operating leases. Rent expense for the year ended December 31, 2014 was $108,912.

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2015	$101,000
2016	103,000
2017	105,000
2018	75,000
2019	28,000
$412,000

THE JOINT SAN GABRIEL VALLEY GROUP, INC.

Notes to Financial Statements

Note 5 - Commitments and Contingencies (continued)

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.